Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-150760 on Form S-1 of Noranda Aluminum Holding Corporation of our report dated February 18, 2009 relating to the 2008 and 2007 financial statements of Gramercy Alumina LLC appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELIOTTE & TOUCHE LLP
New Orleans, Louisiana
January 14, 2010